Filed Pursuant to Rule 424(b)(7)
Registration No. 333-290252
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 15, 2025)

STRIVE, INC.
Up to 1,283,904,392 Shares of Class A Common Stock
This prospectus supplement relates to the offer and sale from time to time of up to 1,283,904,392 shares of Class A common stock, $0.001 par value per share (“Class A Common Stock”), of Strive, Inc. (“Strive” or “the Company”), by the selling stockholders named in this prospectus supplement (the “selling stockholders”), which consists of: (i) 1,110,518,094 shares of the Class A Common Stock, $0.001 par value per share, which includes (a) shares of Class A Common Stock, (b) shares of Class A Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) and (c) shares of Class A Common Stock issuable upon the exercise of outstanding warrants (the “Traditional Warrants”), each issued pursuant to the terms of the subscription agreements, dated as of May 26, 2025, by and among Asset Entities Inc. (“Asset Entities”), Strive Enterprises, Inc. and certain selling stockholders (each a “Subscription Agreement” and together the “Subscription Agreements”); (ii) 2,681,893 shares of Class A Common Stock issued pursuant to the terms of the exchange agreements, dated as of August 22, 2025, by and among Asset Entities, Strive Enterprises, Inc. and certain selling stockholders (each an “Exchange Agreement” and together the “Exchange Agreements”); and (iii) 170,704,405 shares of Class A Common Stock, on an as-converted basis, to be registered pursuant to the terms of that certain Registration Rights Agreement, dated as of September 12, 2025, by and among the Company and the persons listed on Schedule A thereto (the “Registration Rights Agreement”).
The Company is not selling any Class A Common Stock under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders may, from time to time, offer and sell shares of Class A Common Stock held by them directly or indirectly through agents or broker-dealers on terms to be determined at the time of sale. See “Plan of Distribution.”
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and our other filings with the Securities and Exchange Commission (the “SEC”).
Our Class A Common Stock is listed on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“NASDAQ Global Market”) under the symbol “ASST.”
On October 9, 2025, the last reported sale price of our Class A Common Stock on the NASDAQ Global Market was $1.81 per share.
Investing in our Class A Common Stock involves significant risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of our Class A Common Stock, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 10, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the Class A Common Stock that the selling stockholders may offer and sell and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent required by applicable law, each time the selling stockholders sell shares of Class A Common Stock under this prospectus supplement, the selling stockholders will provide you with this prospectus supplement. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference.
Before investing in our Class A Common Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
In deciding whether or not to invest in our Class A Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the selling stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Class A Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any resale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.
You should not consider any information in this prospectus supplement and the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Class A Common Stock resold by this prospectus supplement.
Unless the context requires otherwise, references in this prospectus supplement to “Strive,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Strive, Inc. (which was, until September 12, 2025, known as Asset Entities Inc.) together with its consolidated subsidiaries.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.strive.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed with the SEC on May 15, 2025, and June 30, 2025, filed with the SEC on August 5, 2025;
(c)
our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 20, 2025, May 2, 2025, May 7, 2025, May 21, 2025, May 27, 2025, July 3, 2025, August 20, 2025, August 28, 2025, September 9, 2025, September 12, 2025, September 15, 2025, September 15, 2025, September 22, 2025, September 22, 2025, September 24, 2025, September 26, 2025, October 2, 2025 and October 6, 2025; and

(d)
the description of our Class B common stock contained in our Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description in the section entitled “Description of Capital Stock” in the base prospectus included in the Form S-3 filed with the SEC on September 15, 2025.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.
S-iii

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address and telephone number:
Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201
Attention: Investor Relations
(855) 427-7360
Documents may also be available on our website at http://investors.strive.com. Information contained on our website does not constitute part of this prospectus supplement.
S-iv

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference herein, contains, and any related free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:
•	our ability to implement and maintain a bitcoin treasury strategy, including with respect to the financing, acquisition and custody of bitcoin;
•	our ability to identify and successfully execute alpha-generating strategies;
•	our operational infrastructure and non-platform technology;
•	the growth of our existing asset management operations;
•	our ability to identify, complete and integrate acquisitions;
•	our ability to prevent, detect, respond to, or mitigate failures or breaches of privacy and security, including with respect to our bitcoin and its custodial partners;
•
the ability to recognize the anticipated objectives and any benefits of the Asset Entities Merger (as defined below) and the merger pursuant to that certain Agreement and Plan of Merger, dated as of September 22, 2025, between us and Semler Scientific, Inc. (the “Semler Scientific Merger Agreement”) (the “Semler Scientific Merger” and, together with the Asset Entities Merger, the “Mergers”), including the anticipated tax treatment of the Mergers;

•
the occurrence of any event, change or other circumstances that could give rise to the right of one or both of us and Semler Scientific, Inc. (“Semler Scientific”) to terminate the Semler Scientific Merger Agreement;

•	the possibility that the Semler Scientific Merger does not close when expected or at all because the conditions to closing are not received or satisfied on a timely basis or at all;
•	the outcome of any legal proceedings that may be instituted against us or Semler Scientific or the combined company;
•	changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate;
•
the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the significant transaction costs that we have incurred and will incur in connection with the Mergers;
•
the possibility that our reliance on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business, and further, cybersecurity incidents could have a material adverse effect on our business, results of operations and financial condition;

•	rapid changes in technology, which could affect our ability to compete;
•
risks related to our businesses being subject to other government regulations and changes in current or future laws, regulations or rules could restrict our respective abilities to operate in the manner currently contemplated;

•	our stock price, which may fluctuate significantly;
S-v

•	insider control over us that could limit your ability to influence the outcome of key transactions, including a change of control;
•	certain provisions of Nevada law and our articles of incorporation and bylaws that may deter third parties from acquiring us;
•	the fact that we do not anticipate paying any cash dividends in the foreseeable future on our Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”);
•	the outcome of any legal proceedings that may be instituted against us;
•
the possibility that the anticipated benefits of the transaction under that certain Agreement and Plan of Merger, dated as of May 6, 2025, as amended by that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (the “Asset Entities Merger Agreement” and, together with the Semler Scientific Merger Agreement, the “Merger Agreements”), and under the Semler Scientific Merger Agreement, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, implementation of bitcoin treasury strategies and risks associated with bitcoin and other digital assets, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate;

•
the possibility that the post-merger integrations may be more difficult, time-consuming or costly than expected;the possibility that the Semler Scientific Merger may be more expensive to take longer to complete than anticipated, including as a result of unexpected factors or events;

•	the diversion of management’s attention from ongoing business operations and opportunities;
•	the dilution caused by the issuance of additional shares of our Class A Common Stock in connection with the Semler Scientific Merger;
•	potential adverse reactions of our customers or changes to business or employee relationships, including those resulting from the completion of the transactions under the Merger Agreements;
•	other factors that may affect our future results;
•	our ability to introduce new products and services;
•	our ability to obtain additional funding to develop additional services and offerings;
•	our compliance with obligations under intellectual property licenses with third parties;
•	market acceptance of our new offerings;
•	competition from existing online offerings or new offerings that may emerge;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	our ability and third parties’ abilities to protect intellectual property rights;
•	our ability to adequately support future growth;
•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;
•	our expectations regarding demand for, and market acceptance of, our services;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	fluctuations in general economic and business conditions in the markets in which we operate;
S-vi

•	relevant government policies and regulations relating to our industry;
•	use of proceeds from the sale of share of our Class A Common Stock under this prospectus supplement, if any; and
•	other risks described in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.
Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus supplement, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
The forward-looking statements contained in this prospectus supplement represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement.
All forward-looking statements contained in this prospectus supplement or any related free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.
S-vii

SUMMARY
This summary does not contain all of the information that you should consider before investing in our Class A Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read this prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and therein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Class A Common Stock.
Strive, Inc., a Nevada corporation, recently undertook a significant strategic shift towards a mission to maximize long-term value for shareholders through the unapologetic embrace of capitalism, meritocracy and innovation. On September 12, 2025 (the “Asset Entities Merger Closing Date”), Strive Enterprises, Inc. consummated its merger with Asset Entities Inc. (“Asset Entities”), and upon the completion of such merger, the combined company, Strive, Inc. (after giving effect to a name change by Asset Entities), became the first publicly traded asset management Bitcoin Treasury Corporation — a company whose primary objectives are to (i) accumulate bitcoin; (ii) increase bitcoin exposure; and (iii) outperform bitcoin over the long run by deploying both beta bitcoin treasury accumulation strategies and alpha investment strategies with the goal of beating bitcoin’s investment performance as the hurdle rate. Strive holds approximately 5,886 bitcoins as of September 30, 2025. Upon completion of the above-mentioned merger (the “Asset Entities Merger”), Strive, Inc. is listed on the NASDAQ Global Market under the ticker symbol “ASST” and consummated its previously announced private offering of Class A Common Stock, pre-funded warrants and traditional warrants (the “PIPE Financing”) and its previously announced exchange of Class A Common Stock for bitcoin pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. Strive also continues to operate a technology company that provides social media marketing and content delivery services across Discord, TikTok, and other social media platforms.
As of September 30, 2025, Strive manages over $2.0 billion in assets under management (“AUM”) across 13 exchange-traded funds, collective investment trusts, and a direct indexing platform. These businesses provide recurring, fee-based revenue streams which increase with AUM, but are no longer our primary growth engine.
Corporate Information
Our principal executive offices are located at 200 Crescent Court Suite 1400, Dallas, Texas 75201, and our telephone number is (855) 427-7360. We maintain a website at www.strive.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC, as well as any amendment, supplement or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference herein and therein, and in any related free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of the Class A Common Stock to decline, resulting in a loss of all or part of your investment. Some statements included in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein constitute forward-looking statements. See “Special Note About Forward-Looking Statements” and “Where You Can Find More Information” and “Incorporation By Reference.”

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A Common Stock offered from time to time under this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling stockholders. We have agreed to pay certain expenses incurred in connection with the registration of the resale of shares of Class A Common Stock under this prospectus supplement. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS
This prospectus supplement relates to the resale by the selling stockholders from time to time of up to 1,283,904,392 shares of our Class A Common Stock, which consists of: (i) 1,110,518,094 shares of Class A Common Stock, which includes (a) shares of Class A Common Stock, (b) shares of Class A Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants, and (c) shares of Class A Common Stock issuable upon the exercise of the outstanding Traditional Warrants, each issued pursuant to the Subscription Agreements; (ii) 2,681,893 shares of Class A Common Stock issued pursuant to the Exchange Agreements; and (iii) 170,704,405 shares of Class A Common Stock, on an as-converted basis, to be registered pursuant to the Registration Rights Agreement. The selling stockholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus supplement or any further supplements.
The following table shows information as of October 1, 2025 regarding the beneficial ownership of our Class A Common Stock by the selling stockholders and sets forth the maximum number of shares of Class A Common Stock eligible for resale by the selling stockholders under this prospectus supplement. The selling stockholders may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus supplement. The number of shares of Class A Common Stock owned by the selling stockholders assumes that they do not beneficially own any shares of Class A Common Stock other than the shares of Class A Common Stock that the Company has issued to them pursuant to the Asset Entities Merger Agreement, the Subscription Agreements and the Exchange Agreements. We have prepared the following table based on information given to us by, or on behalf of, the selling stockholders. Information about the selling stockholders may change over time.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Such securities include shares of Class A Common Stock that the person has a right to acquire after giving effect to the exercise of stock options or warrants that are either immediately exercisable or exercisable, or restricted stock units that vest, within 60 days of October 1, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those stock options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them, subject to applicable community property laws. Selling stockholder information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s securities pursuant to this prospectus supplement. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus supplement, including the identity of each selling stockholder and the number of shares registered on its behalf. A selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have based percentage ownership of our Class A Common Stock prior to this offering on 449,696,631 shares of Class A Common Stock issued and outstanding as of October 1, 2025. The shares of Class A Common Stock as of October 1, 2025 do not include 239,266,199 shares of Class B Common Stock that are issued and outstanding, 177,246,462 unexercised Pre-Funded Warrants and 545,629,627 unexercised Traditional Warrants that have an exercise price of $1.35 per share, in each case issued and outstanding as of October 1, 2025, nor does such figure include restricted stock awards or shares issuable in connection with our equity award plans.

	Class A Common Stock Beneficially Owned(1)		Class A Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby(1)
Name of Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Alyeska Master Fund, LP(2)	300,703,704	41.96%	300,703,704	—	—
Entities affiliated with Anson(3)	148,148,148	26.33%	148,148,148	—	—
Citadel CEMF Investments Ltd.(4)	71,851,432	14.73%	71,851,432	—	—
YA II PN, Ltd.(5)	74,074,074	14.62%	74,074,074	—	—
Jane Street Global Trading, LLC(6)	62,337,643	12.97%	62,222,222	115,421	*
Entities affiliated with Graham Capital(7)	37,037,038	7.91%	37,037,038	—	—
MMCAP International Inc. SPC(8)	37,037,038	7.91%	37,037,038	—	—
Healthcare of Ontario Pension Plan Trust Fund(9)	29,629,630	6.38%	29,629,630	—	—
Woodline Master Fund LP(10)	25,185,186	5.45%	25,185,186	—	—
Juggernaut Fund, L.P.(11)	22,222,222	4.82%	22,222,222	—	—
Ghisallo Master Fund LP(12)	22,222,222	4.82%	22,222,222	—	—
Entities affiliated with Millennium Management LLC(13)	22,225,302	4.82%	22,222,222	3,080	*
MMF LT, LLC(14)	22,222,222	4.82%	22,222,222	—	—
Shay Capital LLC(15)	22,222,222	4.82%	22,222,222	—	—
Entities affiliated with CMT(16)	19,259,258	4.19%	19,259,258	—	—
Republic Digital Opportunistic Digital Assets Master Fund Ltd.(17)	17,777,778	3.88%	17,777,778	—	—
Alto Opportunity Master Fund SPC - Segregated Master Portfolio B(18)	15,000,000	3.28%	15,000,000	—	—
Hypersphere Atlas Master Fund Ltd.(19)	14,814,814	3.24%	14,814,814	—	—
Funds managed by Weiss Asset Management(20)	14,814,814	3.24%	14,814,814	—	—
Funicular Funds, LP(21)	15,246,814	3.34%	14,814,814	432,000	*
Tech Opportunities LLC(22)	14,814,814	3.24%	14,814,814	—	—
Kamunting Street Master Fund, Ltd(23)	14,814,814	3.24%	14,814,814	—	—
LMR Multi-Strategy Master Fund Limited(24)	7,557,408	1.67%	7,407,408	150,000	*
LMR CCSA Master Fund Limited(25)	7,557,406	1.67%	7,407,406	150,000	*
ParaFi Digital Opportunities LP(26)	14,814,814	3.24%	14,814,814	—	—
Entities affiliated with Pantera Capital Partners, LP(27)	14,814,814	3.24%	14,814,814	—	—
Kevin Gan(28)	13,000,000	2.85%	13,000,000	—	—
Paper Group Inc(29)	7,407,408	1.63%	7,407,408	—	—
Entities affiliated with Harraden(30)	7,407,408	1.63%	7,407,408	—	—
Jain Global Master Fund Ltd(31)	7,407,408	1.63%	7,407,408	—	—

	Class A Common Stock Beneficially Owned(1)		Class A Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered Hereby(1)
Name of Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Entities affiliated with Graybeard BTC Management(32)	2,222,222	*	2,222,222	—	—
EMA GARP Fund, LP(33)	1,481,482	*	1,481,482	—	—
CRS Capital, LLC(34)	3,420,214	*	3,000,000	420,214	*
Matthew Cole(35)	11,596,693	2.58%	111,110	11,485,583	2.55%
LT&C LLC(36)	259,260	*	259,260	—	—
Benjamin Bartley Pham(37)	4,167,439	*	3,406,878	760,561	*
2025-10 INVESTMENTS LLC(38)	148,148	*	148,148	—	—
Brian Logan Beirne(39)	502,088	*	148,148	353,940	*
Vivek Ramaswamy(40)	113,877,929	25.30%	113,877,929	—	—
The Ramaswamy 2021 Trust(41)	28,378,829	5.94%	28,378,829	—	—
Anson Frericks(42)	23,475,723	4.71%	25,040,769	—	—
Other Stockholders(43)	3,052,263	*	3,052,263	—	—

*	Less than 1%.
(1)
Includes shares of Class A Common Stock issuable to the selling stockholders on an as-converted basis, after giving effect to the conversion of securities convertible into Class A Common Stock and/or upon exercise of outstanding Traditional Warrants and Pre-Funded Warrants, as applicable.

(2)
Consists of (i) 33,750,000 shares of Class A Common Stock, (ii) 150,351,852 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 116,601,852 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by Alyeska Master Fund, LP (“Alyeska”). The Traditional Warrants and Pre-Funded Warrants held by Alyeska prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Alyeska, its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(3)
Consists of (a) (i) 6,204,000 shares of Class A Common Stock, (ii) 13,037,040 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 6,833,040 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by Anson East Master Fund LP (“AEMF”); (b) (i) 21,996,000 shares of Class A Common Stock, (ii) 46,222,220 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 24,226,220 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by Anson Investments Master Fund LP (“ALMF”); and (c) (i) 7,050,000 shares of Class A Common Stock, (ii) 14,814,814 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 7,764,814 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by Anson Opportunities Master Fund LP (“AOMF” and, together with AEMF and ALMF, “Anson”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants and Pre-Funded Warrants held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the shares owned and issuable upon exercise of Traditional Warrants and Pre-Funded Warrants held by Anson except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
Consists of (i) 33,892,008 shares of Class A Common Stock, (ii) 35,925,925 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 2,033,499 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by Citadel CEMF Investments Ltd (“Citadel CEMF”). The Traditional Warrants and Pre-Funded Warrants held by Citadel CEMF prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Citadel CEMF, its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Citadel Advisors LLC is the portfolio manager of Citadel CEMF. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the shares owned and issuable upon exercise of Traditional Warrants and Pre-Funded Warrants held by Citadel CEMF. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the shares actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(5)
Consists of (i) 17,250,000 shares of Class A Common Stock, (ii) 37,037,037 shares of Common Stock issuable upon exercise of Traditional Warrants and (iii) 19,787,037 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held directly by YA II PN, Ltd. The Traditional Warrants and Pre-Funded Warrants held by YA II PN, Ltd. prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of YA II PN, Ltd., its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Yorkville Advisors Global, LP is the investment manager for YA II PN, Ltd. Yorkville Advisors Global II, LLC is the

general partner of Yorkville Advisors Global, LP. Mark Angelo, the managing member of Yorkville Advisors Global II, LLC, may be deemed to have voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants and Pre-Funded Warrants held by YA II PN, Ltd.
(6)
Consists of (i) 31,129,132 shares of Class A Common Stock, (ii) 31,111,111 shares of Class A Common Stock issuable upon exercise of Traditional Warrants, and (iii) 97,400 shares of Class A Common Stock subject to call options exercisable within 60 days of October 1, 2025, all held directly by Jane Street Global Trading, LLC (“Jane Street”). The Traditional Warrants and Pre-Funded Warrants held by Jane Street prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Jane Street, its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Jane Street is a wholly owned subsidiary of Jane Street Group, LLC (“Jane Street Group”). Turner Batty and Matthew Berger are the members of Jane Street Group's Management Committee who exercise dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by Jane Street. Each of these individuals will disclaim beneficial interest of the shares owned and issuable upon exercise of Traditional Warrants held by Jane Street, except to the extent of his or her pecuniary interest.

(7)
Consists of (a) (i) 2,777,778 shares of Class A Common Stock and (ii) 2,777,778 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Graham Credit Opportunities Ltd. (“GCO”); and (b) (i) 15,740,741 shares of Class A Common Stock and (ii) 15,740,741 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Graham Macro Strategic Ltd. (“GMS”). Graham Capital Management, L.P., investment advisor to GMS and GCO, holds voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by GMS and GCO. Kenneth Tropin is the ultimate sole owner of KGT GP LLC, general partner of Graham Capital Management, L.P, and may be deemed to have sole voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by GMS and GCO.

(8)
Consists of (i) 18,518,519 shares of Class A Common Stock and (ii) 18,518,519 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by MMCAP International Inc. SPC (“MMCAP”). MM Asset Management Inc. is the investment advisor to MMCAP. Matthew MacIsaac, secretary of MM Asset Management Inc., may be deemed to have shared voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by MMCAP.

(9)
Consists of (i) 14,814,815 shares of Class A Common Stock and (ii) 14,814,815 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Healthcare of Ontario Pension Plan Trust Fund.

(10)
Consists of (i) 12,592,593 shares of Class A Common Stock and (ii) 12,592,593 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Woodline Master Fund LP (“Woodline”). Woodline Partners LP serves as the investment manager of Woodline and may be deemed the beneficial owner of, and may be deemed to hold sole voting and dispositive power over, the shares owned and issuable upon exercise of Traditional Warrants held by Woodline. Woodline Partners LP disclaims any beneficial ownership of the shares owned and issuable upon exercise of Traditional Warrants held by Woodline. The address of Woodline is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(11)
The reported (i) 11,111,111 shares of Class A Common Stock and (ii) 11,111,111 shares of Class A Common Stock issuable upon exercise of Traditional Warrants are owned by Juggernaut Fund, L.P. (“Juggernaut”). Stanley F. Druckenmiller, the ultimate natural person beneficial owner of Duquesne Family Office LLC, the general partner, commodity pool operator, manager and commodity trading advisor of Juggernaut, shares voting and investment power over the shares owned and issuable upon exercise of Traditional Warrants held by Juggernaut with Duquesne Family Office LLC and Juggernaut.

(12)
Consists of (i) 11,111,111 shares of Class A Common Stock and (ii) 11,111,111 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Ghisallo Master Fund LP (the “Ghisallo Fund”). Ghisallo Capital Management LLC (“Ghisallo Capital”) serves as the investment manager of the Ghisallo Fund and Michael Germino is the managing member of Ghisallo Capital. Accordingly, Ghisallo Capital and Mr. Germino may be deemed to exercise voting and investment discretion over the shares directly owned and issuable upon exercise of Traditional Warrants held by the Ghisallo Fund.

(13)
Consists of (a) (i) 9,259,259 shares of Class A Common Stock, (ii) 9,259,259 shares of Class A Common Stock issuable upon exercise of Traditional Warrants and (iii) 1,400 shares of Class A Common Stock subject to options exercisable within 60 days of October 1, 2025, all held directly by Integrated Core Strategies (US) LLC (“Integrated Core Strategies (US) LLC”); and (b) (i) 1,853,532 shares of Class A Common Stock and (ii) 1,851,852 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by ICS Opportunities II LLC (“ICS Opportunities II LLC”). The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by Integrated Core Strategies (US) LLC or ICS Opportunities II LLC. The address for Integrated Core Strategies (US) LLC and ICS Opportunities II LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(14)
Consists of (i) 11,111,111 shares of Class A Common Stock and (ii) 11,111,111 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by MMF LT, LLC. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares owned and issuable upon exercise of Traditional Warrants held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company owned and issuable upon exercise of Traditional Warrants held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(15)
Consists of (i) 11,111,111 shares of Class A Common Stock and (ii) 11,111,111 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Shay Capital LLC (“Shay Capital”). Michael Murray, Chief Executive Officer of Shay Capital, Andrew Meehan, Chief Operations Officer of Shay Capital and Elan Foxman, Chief Financial Officer of Shay Capital may be deemed to share voting and dispositive power over the shares owned or issuable upon exercise of Traditional Warrants by Shay Capital.

(16)	Consists of:
(a)
4,444,444 shares of Class A Common Stock held directly by CMT Capital Markets Trading 401(k) Plan #2b (“CMT 401(k) Plan”). Jan-Dirk Lueders, as trustee of CMT 401(k) Plan, may be deemed to hold voting and dispositive power over the shares owned by CMT 401(k) Plan;

(b)
4,444,444 shares of Class A Common Stock held directly by MACWA 401(k) Plan (“MACWA”). Scott A. Casto, as trustee of MACWA, may be deemed to hold voting and dispositive power over the shares owned by MACWA;

(c)
7,407,408 shares of Class A Common Stock held directly by CMT Investments LLC (“CMTI”). Scott A. Casto and Jan-Dirk Lueders, as managing members of CMTI, may be deemed to hold voting and dispositive power over the shares owned by CMTI; and

(d)
2,962,962 shares of Class A Common Stock held directly by CMT Digital Ventures Master Fund IV LP (“CMT DV”). Scott A. Casto and Jan-Dirk Lueders, as authorized signatories of CMT DV, may be deemed to hold voting and dispositive power over the shares owned by CMT DV.

(17)
Consists of (i) 8,888,889 shares of Class A Common Stock and (ii) 8,888,889 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Republic Digital Opportunistic Digital Assets Master Fund Ltd. (the “Republic Digital Fund”). Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Fund. Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares owned or issuable upon exercise of Traditional Warrants held by the Republic Digital Fund. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares owned or issuable upon exercise of Traditional Warrants held by the Republic Digital Fund. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Republic Digital Fund is 149 5th Avenue, 10th Floor, New York, NY 10010.

(18)
Consists of (i) 7,500,000 shares of Class A Common Stock and (ii) 7,500,000 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Alto Opportunity Master Fund SPC - Segregated Master Portfolio B. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares owned or issuable upon exercise of Traditional Warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of such shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares owned or issuable upon exercise of Traditional Warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of such shares. The address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(19)
Consists of (i) 7,407,407 shares of Class A Common Stock and (ii) 7,407,407 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Hypersphere Atlas Master Fund Ltd (“Hypersphere”). Pursuant to an Investment Management Agreement, Hypersphere Atlas Management Ltd. has voting and investment control over the shares held by Hypersphere Atlas Master Fund Ltd. The address of record is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands.

(20)
Consists of (i) 4,074,074 shares of Class A Common Stock and 4,074,074 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held by Brookdale Global Opportunity Fund (“BGO”); and (ii) 3,333,333 shares of Class A Common Stock and 3,333,333 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the shares owned or issuable upon exercise of Traditional Warrants held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares owned or issuable upon exercise of Traditional Warrants held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(21)
Consists of (i) 7,407,407 shares of Class A Common Stock and (ii) 7,407,407 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Funicular Funds, LP (“Funicular Funds”). Cable Car Capital, LP ("Cable Car") is the general partner of Funicular Funds. Jacob Ma-Weaver is the managing member of Cable Car and may be deemed to hold sole voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by Funicular Funds.

(22)
Consists of (i) 7,407,407 shares of Class A Common Stock and (ii) 7,407,407 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Tech Opportunities LLC. Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power of the shares owned and issuable upon exercise of Traditional Warrants held by Tech Opportunities LLC. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these shares owned and issuable upon exercise of Traditional Warrants held by Tech Opportunities LLC.

(23)
Consists of (i) 7,407,407 shares of Class A Common Stock and (ii) 7,407,407 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Kamunting Street Master Fund, Ltd (“K Street”). Allan Teh is the managing member of K Street and may be deemed to hold sole voting and dispositive power over the shares owned and issuable upon exercise of Traditional Warrants held by K Street.

(24)
Consists of (i) 3,703,704 shares of Class A Common Stock, (ii) 3,703,704 shares of Class A Common Stock issuable upon exercise of Traditional Warrants and (iii) 150,000 shares of Class A Common Stock subject to options exercisable within 60 days of October 1, 2025, all held directly by LMR Multi-Strategy Master Fund Limited (“LMR MSM”). Investment discretion of LMR MSM, including but not limited to the voting and dispositive power of the shares owned and issuable upon exercise of Traditional Warrants, has been delegated to LMR Partners LLC and certain of its affiliates. LMR Partners LLC and its affiliates disclaim beneficial ownership of the securities. The address for this LMR MSM is c/o LMR Partners LLC 412 West 15th Street, 9th Floor, New York NY 10011.

(25)
Consists of (i) 3,703,703 shares of Common Stock, (ii) 3,703,703 shares of Class A Common Stock issuable upon exercise of Traditional Warrants and (iii) 150,000 shares of Class A Common Stock subject to options exercisable within 60 days of October 1, 2025, all held directly by LMR CCSA Master Fund Limited (“LMR CCSA”). Investment discretion of LMR CCSA, including but not limited to the voting and dispositive power of the shares owned and issuable upon exercise of Traditional Warrants, has been delegated to LMR Partners LLC and certain of its affiliates. LMR Partners LLC and its affiliates disclaim beneficial ownership of the securities. The address for this LMR CCSA is c/o LMR Partners LLC 412 West 15th Street, 9th Floor, New York NY 10011.

(26)
Consists of (i) 7,407,407 shares of Class A Common Stock and (ii) 7,407,407 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by ParaFi Digital Opportunities LP. ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Digital Opportunities LP. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, has voting and investment control of the shares owned and issuable upon exercise of Traditional Warrants held by ParaFi Digital Opportunities LP. Accordingly, ParaFi Capital and Benjamin Forman may each be deemed to be the beneficial owner of such shares. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of ParaFi Digital Opportunities LP is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

(27)	Consists of (a) (i) 4,814,815 shares of Class A Common Stock and (ii) 4,814,815 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Pantera Blockchain Fund LP (“Pantera Blockchain”); and (b) (i) 2,592,592 shares of Class A Common Stock and (ii) 2,592,592 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Pantera Liquid Token Fund LP (“Pantera Liquid Token” and, together with Pantera Blockchain, the “Pantera Funds”). The Pantera Funds are under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to the Pantera Funds and has control and discretion over the shares held and shares issuable upon exercise of the Traditional Warrants held by the Pantera Funds. As such, PCP LP may be deemed the beneficial owner of the shares held and shares issuable upon exercise of the Traditional Warrants held by the Pantera Funds. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address for the Pantera Funds is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.
(28)	Consists of (i) 6,500,000 shares of Class A Common Stock and (ii) 6,500,000 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Kevin Gan.
(29)
Consists of (i) 3,703,704 shares of Class A Common Stock and (ii) 3,703,704 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Paper Group Inc. Danish Chaudhry is the director of Paper Group Inc. and may be deemed to hold sole voting and dispositive power of the shares owned and issuable upon exercise of Traditional Warrants held by Paper Group Inc.

(30)
Consists of (a) (i) 1,851,852 shares of Class A Common Stock and (ii) 1,851,852 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Harraden Circle Investors, LP (“HCI”); (b) (i) 1,592,593 shares of Class A Common Stock and (ii) 1,592,593 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Harraden Circle Special Opportunities, LP (“HCISO”); (c) (i) 259,259 shares of Class A Common Stock and (ii) 259,259 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Harraden Circle Concentrated, LP (“HCC”). Harraden Circle Investments, LLC is the investment manager of HCI, HCISO and HCC. Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. Mr. Fortmiller may be deemed to hold sole voting and dispositive power over the shares owned and issuable upon exercise of the Traditional Warrants held by HCI, HCISO and HCC.

(31)
Consists of (i) 3,703,704 shares of Class A Common Stock and (ii) 3,703,704 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Jain Global Master Fund Ltd. Jain Global LLC (“Jain Global”) is the investment manager for Jain Global Master Fund Ltd. Jain Holdings is the sole member of Jain Global. Robert Jain is the Chief Executive Officer and Chief Investment Officer of Jain Global, and owns a controlling interest in Jain Holdings. Mr. Jain, as the owner of a controlling interest in Jain Holdings, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the shares owned and issuable upon exercise of Traditional Warrants held by Jain Global Master Fund Ltd. Each of Jain Global, Jain Holdings, and Robert Jain disclaims any beneficial ownership of the reported shares owned and issuable upon exercise of the Traditional Warrants held by Jain Global Master Fund Ltd, except to the extent of their individual pecuniary interests therein. The address of Jain Global Master Fund Ltd is c/o Jain Global LLC, 9 West 57th Street, 39th Floor, New York, New York 10019.

(32)
Consists of (a) (i) 231,852 shares of Class A Common Stock and (ii) 231,852 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Bitcoin Opportunity Fund II QP, LP (“BOF II QP”); (b) (i) 120,000 shares of Class A Common Stock and (ii) 120,000 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Bitcoin Opportunity Fund II, LP. (“BOF II”); and (c) (i) 759,259 shares of Class A Common Stock and (ii) 759,259 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by Bitcoin Opportunity Fund, LP. (“BOF”). Graybeard BTC Management, LLC (“Graybeard BTC Management”) is the investment manager of BOF II QP, BOF II and BOF. David Foley and James Lavish are managing partners of Graybeard BTC Management and may be deemed to hold shared voting and dispositive power over the shares owned or issuable upon exercise of Traditional Warrants held by BOF II QP, BOF II and BOF. Mr. Lavish is a member of the Company’s board of directors and disclaims any beneficial ownership of the shares owned or issuable upon exercise of Traditional Warrants held by BOF II QP, BOF II and BOF, except to the extent of his individual pecuniary interest therein.

(33)
Consists of (i) 740,741 shares of Class A Common Stock and (ii) 740,741 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by EMA GARP Fund, LP. Equity Management Associates, LLC (“EMA”) is the investment manager of EMA GARP Fund, LP. Lawrence W. Lepard and David Foley are managing partners of EMA and may be deemed to hold shared voting and dispositive power over the shares owned or issuable upon exercise of Traditional Warrants held by EMA GARP Fund, LP.

(34)
Consists of (i) 1,500,000 shares of Class A Common Stock, (ii) 1,500,000 shares of Class A Common Stock issuable upon exercise of Traditional Warrants held directly by CRS Capital, LLC and (iii) 420,214 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock. Craig Robert Sincock II, manager of CRS Capital, LLC, may be deemed to hold sole voting and dispositive power over the shares owned or issuable upon exercise of Traditional Warrants or conversion of Class B Common Stock held by CRS Capital, LLC.

(35)
Consists of (i) 55,555 shares of Class A Common Stock held of record, (ii) 129,630 shares held by LT&C LLC, (iii) 55,555 shares of Class A Common Stock issuable upon exercise of Traditional Warrants, held of record, (iv) 129,630 shares of Class A Common Stock issuable upon exercise of Traditional Warrants, held by LT&C LLC, (v) 7,505,273 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock held by Matthew Cole, (vi) 29,149 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock held by Mr. Cole's spouse and (vii) 3,691,901 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock held by Liberty Pier Foundation, a charitable organization controlled by Mr. Cole and his spouse. Each of Mr. Cole and his spouse hold shared voting power over the securities held by Liberty Pier Foundation. Mr. Cole's spouse is the managing member of LT&C LLC and holds sole voting and dispositive power over the securities held by LT&C. Mr. Cole disclaims beneficial ownership of the securities held by LT&C LLC and Liberty Pier Foundation except to the extent of his pecuniary interest therein, if any.

(36)
Consists of (i) 129,630 shares of Class A Common Stock and (ii) 129,630 shares of Class A Common Stock issuable upon exercise of Traditional Warrants. Matthew Cole's spouse is the managing member of LT&C LLC and holds sole voting and dispositive power over the securities held by LT&C. Mr. Cole disclaims beneficial ownership of the securities held by LT&C LLC except to the extent of his pecuniary interest therein.

(37)
Consists of (i) 74,074 shares of Class A Common Stock, held by 2025-10 INVESTMENTS LLC, (ii) 74,074 shares of Class A Common Stock issuable upon exercise of Traditional Warrants, held by 2025-10 INVESTMENTS LLC, (iii) 4,019,291 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock held by Benjamin Bartley Pham. Mr. Pham is the managing member of 2025-10 INVESTMENTS LLC and holds sole voting and dispositive power over the securities held by 2025-10 INVESTMENTS LLC. Mr. Pham disclaims beneficial ownership of the securities held by 2025-10 INVESTMENTS LLC except to the extent of his pecuniary interest therein.

(38)	Consists of (i) 74,074 shares of Class A Common Stock and (ii) 74,074 shares of Class A Common Stock issuable upon exercise of

Traditional Warrants. Benjamin Bartley Pham is the managing member of 2025-10 INVESTMENTS LLC and holds sole voting and dispositive power over the securities held by 2025-10 INVESTMENTS LLC. Mr. Pham disclaims beneficial ownership of the securities held by 2025-10 INVESTMENTS LLC except to the extent of his pecuniary interest therein.
(39)
Consists of (i) 74,074 shares of Class A Common Stock, (ii) 74,074 shares of Class A Common Stock issuable upon exercise of Traditional Warrants and (iii) 353,940 shares of Class A Common Stock after giving effect to the conversion of shares of Class B Common Stock held by Mr. Beirne.

(40)	Consists of (i) 113,515,319 shares of Class A Common Stock and (ii) 362,610 shares of Class A Common Stock after giving effect to the conversion of Class B Common Stock held by Vivek Ramaswamy.
(41)
Consists of 28,378,829 shares of Class A Common Stock after giving effect to the conversion of Class B Common Stock held by The Ramaswamy 2021 Trust. Brandon Guillemin, as Trust Officer of Rockefeller Trust Company, corporate trustee to The Ramaswamy 2021 Trust, may be deemed to hold sole voting and dispositive power over the shares of Class A Common Stock issuable upon conversion of Class B Common Stock held by The Ramaswamy 2021 Trust.

(42)	Consists of (i) 23,475,723 shares of Class A Common Stock after giving effect to the conversion of Class B Common Stock held by Anson Frericks.
(43)	Consists of shares of Class A Common Stock held selling stockholders not otherwise listed in this table who collectively own less than 1% of our Class A Common Stock.
Material Relationships with Selling Stockholders
Shareholders Agreement
On the Asset Entities Merger Closing Date, we entered into a shareholders agreement (the “Shareholders Agreement”) with certain of our significant shareholders (the “Shareholder Parties”). Pursuant to the Shareholders Agreement, the Shareholder Parties have certain rights so long as they beneficially own at least 50% of the then outstanding shares of our Class A Common Stock and our Class B Common Stock (together with the Class A Common Stock, the “Common Stock”).
Registration Rights Agreement
On the Asset Entities Merger Closing Date, we entered into that certain registration rights agreement, dated as of September 12, 2025 (the “Registration Rights Agreement”), with certain significant stockholders (the “Holders”), each of which is entitled to certain demand and piggyback registration rights. As of September 30, 2025, the Holders hold a majority of the voting power of Common Stock outstanding, excluding the potential dilutive effect of the exercise of warrants. The registration rights described below will expire on the date on which the securities subject to the Registration Rights Agreement (i) are sold pursuant to an effective registration statement, (ii) are sold pursuant to Rule 144 under the Securities Act, or (iii) are eligible to be resold without regard to the volume or public information requirements of Rule 144. The registration rights are subject to certain delay, suspension and cutback provisions.
The Registration Rights Agreement includes customary indemnification and contribution provisions. All fees, costs and expenses related to registrations generally will be borne by us, other than underwriting discounts and commissions attributable to the sale of registrable securities.
Shelf Registration Statement. We are required to file a shelf registration statement on Form S-3 that covers the Holders’ registrable securities within 30 days after the Asset Entities Merger Closing Date. To the extent we are a well-known seasoned issuer, the Holders making a demand registration may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered.
Demand Registration Rights for Shelf Takedowns. The Registration Rights Agreement grants the Holders certain rights to demand takedowns from a shelf registration statement. Any underwritten takedown demand would be required to include at least 5.0% of the Common Stock as of the Asset Entities Merger Closing Date or have an anticipated aggregate offering price of at least $50.0 million. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period.
Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the Holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.
Underwriter Lock-ups. Notwithstanding the registration rights described above, if there is an underwritten demand offering of Common Stock, directors and executive officers and the stockholders that are parties to the

Registration Rights Agreement agree to deliver lock-up agreements to the underwriters of such offering to restrict transfers of their Common Stock. The restrictions will apply for up to 90 days in connection with an underwritten offering demanded pursuant to the Registration Rights Agreement.
Expenses; Indemnification; Cooperation. The Registration Rights Agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The Registration Rights Agreement contains customary indemnification and contribution provisions. We will also be required to cooperate with the Holders in connection with certain pledges of their shares or grants of security interests in respect thereof, including in connection with margin loans.
Investor Rights Agreement
Pursuant to that certain First Amended and Restated Investor Rights Agreement, dated as of July 15, 2024, by and among Strive Enterprises, Inc. and certain pre-existing investors of Strive Enterprises, Inc. party thereto (the “IRA”) (as amended by that certain First Amendment to the First Amended and Restated Investors’ Rights Agreement, dated as of September 12, 2025 (such amendment to the IRA, the “IRA Amendment”), Vivek Ramaswamy, together with an affiliated trust managed by a third-party trustee and investment advisor, Matthew Cole, 2025-10 Investments LLC (controlled by Benjamin Pham) and Anson Frericks have agreed, subject to certain exceptions, not to transfer or take certain other actions with respect to Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, in each case, issued in connection with the Asset Entities Merger, until thirty (30) calendar days following the effectiveness of the shelf registration statement on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) registering the resale of the shares issuable in the PIPE Financing that are eligible for registration following the closing of the Asset Entities Merger.

PLAN OF DISTRIBUTION
This prospectus supplement relates to the offer and sale from time to time of the shares of Class A Common Stock covered by this prospectus supplement. The Company is registering the resale of the shares of Class A Common Stock to provide the holders thereof with freely tradeable securities, but such shares of Class A Common Stock will not become freely tradeable until sold pursuant to the registration statement of which this prospectus supplement forms a part. There can be no assurance that the selling stockholders will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus supplement forms a part.
The selling stockholders may, from time to time, sell any or all of the shares of Class A Common Stock offered hereby directly or indirectly through one or more broker-dealers or agents. The selling stockholders will be responsible for any agent’s commissions. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of Class A Common Stock:
•	on NASDAQ or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, swaps or derivatives whether such options are listed on an options exchange or otherwise;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
through block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•	through an exchange or market distribution in accordance with the rules of the applicable exchange or market;
•	in privately negotiated transactions;
•	through broker-dealers that may agree with the selling stockholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per share;
•	through a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of Class A Common Stock under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Class A Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).
The Company has agreed to bear certain other costs, fees and expenses incurred in connection with the offering of Class A Common Stock pursuant to this prospectus supplement. However, the Company does not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of such shares of Class A Common Stock, or any fees and expenses of any broker-dealer or other financial intermediary engaged by the selling stockholders.

VALIDITY OF SECURITIES
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon by Davis Polk & Wardwell LLP, New York, New York and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.
EXPERTS
Strive, Inc. was formerly known as Asset Entities Inc. It changed its name to Strive, Inc. shortly after the closing of the Asset Entities Merger. As a result of the Asset Entities Merger, Alpha Merger Sub, Inc. merged with and into Strive Enterprises, Inc. with Strive Enterprises, Inc. surviving such merger as the surviving corporation and as a direct, wholly owned subsidiary of Asset Entities Inc. However, the management teams of those entities determined that Strive Enterprises, Inc. was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Boards’ Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Strive Enterprises, Inc. are considered under applicable SEC guidance to be the financial statements of the registrant. Certain historical information of Asset Entities Inc. is also incorporated by reference in this prospectus supplement as noted below.
The consolidated financial statements of Strive Enterprises, Inc. as of December 31, 2024 and 2023 and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Asset Entities Inc. appearing in Asset Entities Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Semler Scientific, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

STRIVE, INC.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer and sell from time to time Class A common stock, $0.001 par value per share (“Class A Common Stock”), preferred stock, debt securities, depositary shares, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our other filings with the Securities and Exchange Commission. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A Common Stock on any securities exchange.
Our Class A Common Stock is listed on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“NASDAQ Global Market”) under the symbol “ASST.”
Investing in these securities involves significant risks. See the “Risk Factors” section on page 7 of this prospectus. You should carefully consider these risk factors and other risks before investing in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 15, 2025.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
Unless the context requires otherwise, references in this prospectus to “Strive,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Strive, Inc. (which was, until September 12, 2025, known as Asset Entities Inc.) together with its consolidated subsidiaries.

i

SUMMARY
Strive, Inc., a Nevada corporation, recently undertook a significant strategic shift towards a mission to maximize long-term value for shareholders through the unapologetic embrace of capitalism, meritocracy and innovation. On September 12, 2025 (the “Merger Closing Date”), Strive Enterprises, Inc. consummated its merger with Asset Entities Inc. (“Asset Entities”), and upon the completion of such merger, the combined company, Strive, Inc. (after giving effect to a name change by Asset Entities), became the first publicly traded asset management Bitcoin Treasury Corporation — a company whose primary objectives are to (i) accumulate bitcoin; (ii) increase bitcoin-per-share; and (iii) outperform bitcoin over the long run by deploying both beta bitcoin treasury accumulation strategies and alpha investment strategies with the goal of beating bitcoin’s investment performance as the hurdle rate. Upon completion of the above-mentioned merger (the “Merger”), Strive, Inc. is listed on the NASDAQ Global Market under the ticker symbol “ASST” and consummated its previously announced private offering of Class A common stock, pre-funded warrants and traditional warrants (“PIPE Financing”) and its previously announced exchange of Class A Common Stock for bitcoin pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “351 Exchange”). Strive also continues to operate a technology company that provides social media marketing and content delivery services across Discord, TikTok, and other social media platforms.
As of September 12, 2025, Strive manages approximately $2 billion in assets under management (“AUM”) across 13 exchange-traded funds, collective investment trusts, and a direct indexing platform. These businesses provide recurring, fee-based revenue streams which increase with AUM, but are no longer our primary growth engine.
Corporate Information
Our principal executive offices are located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, and our telephone number is (855) 427-7360. We maintain a website at www.strive.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation By Reference.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.strive.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed with the SEC on May 15, 2025, and June 30, 2025, filed with the SEC on August 5, 2025;
(c)
our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 20, 2025, May 2, 2025, May 7, 2025, May 21, 2025, May 27, 2025, July 3, 2025, August 20, 2025, August 28, 2025, September 9, 2025, September 12, 2025 and September 15, 2025; and

(d)
the description of our Class B common stock contained in our Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description in the section entitled “Description of Capital Stock” in this prospectus.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address and telephone number:
Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201
Attention: Investor Relations
(855) 427-7360
Documents may also be available on our website at http://investors.strive.com. Information contained on our website does not constitute part of this prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:
•	our ability to implement and maintain a bitcoin treasury strategy, including with respect to the financing, acquisition and custody of bitcoin;
•	our ability to identify and successfully execute alpha-generating strategies;
•	our operational infrastructure and non-platform technology;
•	the growth of our existing asset management operations;
•	our ability to identify, complete and integrate acquisitions;
•	our ability to prevent, detect, respond to, or mitigate failures or breaches of privacy and security, including with respect to our bitcoin and its custodial partners;
•	the ability to recognize the anticipated objectives and any benefits of the Merger, including the anticipated tax treatment of the Merger;
•	changes in applicable laws, regulations or permits affecting our operations or the industries in which we operate;
•
the possibility that we may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

•	the significant transaction costs that we have incurred and will incur in connection with the Merger;
•
the possibility that our reliance on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business, and further, cybersecurity incidents could have a material adverse effect on our business, results of operations and financial condition;

•	rapid changes in technology, which could affect our ability to compete;
•
risks related to our businesses being subject to other government regulations and changes in current or future laws, regulations or rules could restrict our respective abilities to operate in the manner currently contemplated;

•	our stock price, which may fluctuate significantly;
•	insider control over us that could limit your ability to influence the outcome of key transactions, including a change of control;
•	certain provisions of Nevada law and our articles of incorporation and bylaws that may deter third parties from acquiring us;
•	the fact that we do not anticipate paying any cash dividends in the foreseeable future on our Class A Common Stock;
•	the outcome of any legal proceedings that may be instituted against us;
•
the possibility that the anticipated benefits of the transaction under that certain Agreement and Plan of Merger, dated as of May 6, 2025, as amended by that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025 (the “Merger Agreement”), including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate;
•	the possibility that the post-merger integration may be more difficult, time-consuming or costly than expected;
•	potential adverse reactions of our customers or changes to business or employee relationships, including those resulting from the completion of the transactions under the Merger Agreement;
•	other factors that may affect our future results;
•	our ability to introduce new products and services;
•	our ability to obtain additional funding to develop additional services and offerings;
•	our compliance with obligations under intellectual property licenses with third parties;
•	market acceptance of our new offerings;
•	competition from existing online offerings or new offerings that may emerge;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	our ability and third parties’ abilities to protect intellectual property rights;
•	our ability to adequately support future growth;
•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;
•	our expectations regarding demand for, and market acceptance of, our services;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	fluctuations in general economic and business conditions in the markets in which we operate;
•	relevant government policies and regulations relating to our industry; and
•	other risks described in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, and any subsequent filings with the SEC.
Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to such risks, uncertainties and other factors. Discussions containing forward-looking statements may be found, among other places, in the section entitled “Risk Factors” beginning on page 7 in this prospectus, and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.
All forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or any document incorporated by reference herein or therein are qualified in their entirety by this cautionary statement.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. See “Special Note About Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and provisions of our amended and restated articles of incorporation (“A&R Articles of Incorporation”) and amended and restated bylaws (the “A&R Bylaws”) are summaries of their material terms and provisions and are qualified in their entirety by reference to such complete documents, copies of which are publicly available through our filings with the SEC. See “Where You Can Find Additional Information” and “Incorporation By Reference.” When we offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
Overview
Under the A&R Articles of Incorporation, our authorized capital stock consists of 486,000,000,000 shares, all with a par value of $0.001 per share, of which:
•	444,000,000,000 shares are designated Class A common stock (the “Class A Common Stock”);
•	21,000,000,000 shares are designated Class B common stock (the “Class B Common Stock,” collectively with the Class A Common Stock, the “Common Stock”); and
•	21,000,000,000 shares are designated preferred stock (the “Preferred Stock”).
As of September 12, 2025, there were 364,825,582 shares of Class A Common Stock outstanding, 270,514,708 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding.
Class A Common Stock and Class B Common Stock
Voting rights. The holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and the holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders.
Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.
Rights upon liquidation. In the event of liquidation, dissolution or winding up of Strive, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.
Conversion rights. Shares of Class B Common Stock will automatically convert into shares of Class A Common Stock upon the transfer thereof (other than for certain permitted transfers). Holders of Class B Common Stock may also elect to convert their Class B Common Stock into Class A Common Stock upon notice to Strive. Vivek Ramaswamy, who is the largest holder of voting power of Strive, may elect to cause Strive to convert all Class B Common Stock into Class A Common Stock.
Shareholders Agreement. We have entered into a shareholders agreement (the “Shareholders Agreement”) with certain of our significant shareholders (the “Shareholder Parties”). Pursuant to the Shareholders Agreement, the Shareholder Parties have certain rights so long as they beneficially own at least 50% of the then outstanding shares of our Common Stock.
Other rights. The holders of Common Stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Under the A&R Articles of Incorporation, our board of directors has authority, without further vote or action by the stockholders, to issue up to 21,000,000,000 shares of Preferred Stock in one or more series and to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, and the qualification, limitations or restrictions thereof, with respect to each such series of Preferred Stock and the number of shares constituting each such series. The issuance of Preferred Stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt.
Registration Rights
Registration Rights Agreement
On the Merger Closing Date, we entered into that certain registration rights agreement, dated as of September 12, 2025 (the “Registration Rights Agreement”), with certain significant stockholders (the “Holders”), each of which is entitled to certain demand and piggyback registration rights. As of September 12, 2025, the Holders hold a majority of the voting power of Common Stock outstanding, excluding the potential dilutive effect of the exercise of warrants. The registration rights described below will expire on the date on which the securities subject to the Registration Rights Agreement (i) are sold pursuant to an effective registration statement, (ii) are sold pursuant to Rule 144 under the Securities Act, or (iii) are eligible to be resold without regard to the volume or public information requirements of Rule 144. The registration rights are subject to certain delay, suspension and cutback provisions.
The Registration Rights Agreement includes customary indemnification and contribution provisions. All fees, costs and expenses related to registrations generally will be borne by us, other than underwriting discounts and commissions attributable to the sale of registrable securities.
Shelf Registration Statement. We are required to file a shelf registration statement on Form S-3 that covers the Holders’ registrable securities within 30 days after the Merger Closing Date. To the extent we are a well-known seasoned issuer, the Holders making a demand registration may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered.
Demand Registration Rights for Shelf Takedowns. The Registration Rights Agreement grants the Holders certain rights to demand takedowns from a shelf registration statement. Any underwritten takedown demand would be required to include at least 5.0% of the Common Stock as of the Merger Closing Date or have an anticipated aggregate offering price of at least $50.0 million. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period.
Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the Holders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.
Underwriter Lock-ups. Notwithstanding the registration rights described above, if there is an underwritten demand offering of Common Stock, directors and executive officers and the stockholders that are parties to the Registration Rights Agreement agree to deliver lock-up agreements to the underwriters of such offering to restrict transfers of their Common Stock. The restrictions will apply for up to 90 days in connection with an underwritten offering demanded pursuant to the Registration Rights Agreement.
Expenses; Indemnification; Cooperation. The Registration Rights Agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The Registration Rights Agreement contains customary indemnification and contribution provisions. We will also be required to cooperate with the Holders in connection with certain pledges of their shares or grants of security interests in respect thereof, including in connection with margin loans.
Subscription Agreements
On May 26, 2025, we entered into subscription agreements (each a “Subscription Agreement” and together the “Subscription Agreements”) with certain accredited investors (the “Subscribers”), pursuant to which the Subscribers purchased, and we issued and sold on the closing date of the Merger (i) an aggregate of 345,487,794 shares of our Class A Common Stock (after giving effect to the transactions contemplated by the Merger Agreement, including the redesignation of our Class B common stock, $0.0001 par value per share, to Class A Common Stock, pursuant to the A&R Articles of Incorporation adopted and approved in accordance with the Merger Agreement), at a price of $1.35 per share (the “Placement Shares”), (ii) pre-funded warrants to purchase 209,771,462 shares of Class A

Common Stock, at a price of $1.3499 per share (the “Pre-Funded Warrants”) to certain of the subscribers in lieu of Placement Shares, and (iii) 555,259,256 warrants to purchase shares of Class A Common Stock (the “Traditional Warrants”).
Pursuant to the terms of the Subscription Agreement, we have agreed to register for resale the Placement Shares and the shares of our common stock issuable upon exercise of the Pre-Funded Warrants and the Traditional Warrants (the “Warrant Shares” and, together with the Placement Shares, the “PIPE Registrable Securities”), including an obligation to file a registration statement covering the resale by the Subscribers of their PIPE Registrable Securities no later than 30 days following the closing of the transactions contemplated by the Merger Agreement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable (and in no event later than the earlier of (i) the 45th day after the closing of the PIPE Financing or (ii) the 120th day after the closing of the PIPE Financing, if the SEC staff determines to review the registration statement) and to keep such registration statement effective until the date that all PIPE Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the PIPE Registrable Securities.
Exchange Agreements
On August 22, 2025, we entered into exchange agreements (each an “Exchange Agreement” and together the “Exchange Agreements”) with certain accredited investors (the “Investors”), pursuant to which we agreed to issue and exchange an aggregate of 2,681,893 shares (the “Exchange Shares”) of our Class A Common Stock for the aggregate amount of 69 bitcoin.
Pursuant to the terms of the Exchange Agreements, we agreed to register for resale the Exchange Shares (the “Exchange Shares Registrable Securities”), including an obligation to file a registration statement covering the resale by the Investors of their Exchange Shares Registrable Securities no later than 30 days following the closing of the transactions contemplated by the Merger Agreement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable (and in no event later than the earlier of (i) the 45th day after the closing of the 351 Exchange or (ii) the 120th day after the closing of the 351 Exchange, if the SEC staff determines to review the registration statement) and to keep such registration statement effective until the date that all Exchange Shares Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the Exchange Shares Registrable Securities.
Investor Rights Agreement
Vivek Ramaswamy, together with an affiliated trust managed by a third-party trustee and investment advisor, Matthew Cole, 2025-10 Investments LLC (controlled by Benjamin Pham) and Anson Frericks (the “Controlling Shareholders”) are party to that certain First Amended and Restated Investor Rights Agreement, dated as of July 15, 2024, by and among Strive Enterprises, Inc. and the other parties thereto (the “IRA”) (as amended by that certain First Amendment to the First Amended and Restated Investors’ Rights Agreement, dated as of September 12, 2025 (such amendment to the IRA, the “IRA Amendment”), pursuant to which such Controlling Shareholders have agreed, subject to certain exceptions, not to transfer or take certain other actions with respect to Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, in each case, issued in connection with the Merger, until thirty (30) calendar days following the effectiveness of the shelf registration statement on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) registering the resale of the shares issuable in the PIPE Financing that are eligible for registration following the closing of the Merger.
Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws
Some provisions of Nevada law, the A&R Articles of Incorporation, and the A&R Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Election and Removal of Directors
Subject to the rights of any Preferred Stock series entitled to elect directors separately, the board shall consist of a minimum of five (5) and a maximum of eleven (11) directors. Unless otherwise specified in the A&R Articles of Incorporation, the directors shall be divided into three (3) classes — Class I, Class II, and Class III — with each class comprising approximately one-third (1/3) of the total number of directors.
Stockholders seeking to nominate individuals for election to the board of directors or to propose other business at a stockholder meeting must provide advance written notice and comply with specific procedural and content requirements. To bring such matters before an annual meeting, the stockholder must be a record holder at the time notice is given, be entitled to vote at the meeting, and deliver notice to the secretary at the company’s principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting. If the meeting date is advanced by more than 60 days or delayed by more than 30 days from the prior year’s anniversary date, notice must be delivered no earlier than the 120th day before the meeting and no later than the later of the 90th day before the meeting or the 10th day after public announcement of the meeting date. A public announcement of an adjournment or postponement does not restart or extend the notice period.
Directors are elected at the annual meeting of stockholders on a staggered three-class basis, except in cases of vacancies. Each director elected serves until a successor is duly elected and qualified. Directors may be removed from office only for cause and only by the affirmative vote of at least two-thirds (2/3) of the voting power of the shares entitled to vote generally in the election of directors, voting together as a single class.
Limitations on Written Consents
Any action that is required or permitted to be taken at a meeting of the board of directors or any of its committees may be taken without a meeting if all members (excluding any who abstain in writing in accordance with Nevada Revised Statutes (“NRS”) 78.315(2)) provide written consent or consent by electronic transmission. These consents must be filed with the official minutes of the board or committee proceedings, in either paper or electronic form, consistent with how the minutes are maintained. For so long as the Common Stock held by the stockholders that are party to the Shareholders Agreement (as defined in the A&R Articles of Incorporation) represents at least twenty-five percent (25%) of the Company’s total voting power, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of our outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, once the Common Stock held by the stockholders that are party to the Shareholders Agreement ceases to represent at least twenty-five percent (25%) of our total voting power (the date on which this occurs, the “Sunset Date”), any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with the A&R Bylaws and the NRS and may not be taken by written consent of stockholders without a meeting.
Stockholder Meetings
Written notice of a stockholder meeting must be delivered to each stockholder of record entitled to vote no fewer than ten (10) and no more than sixty (60) days before the meeting. The notice must include the physical location, if any, the date and time, any means of remote communication by which stockholders and proxy holders may be deemed present and vote, the record date for determining voting eligibility, and, for special meetings, the purpose(s) of the meeting. Unless otherwise specified, no additional notice is required for adjourned meetings if the time, location (if any), and remote communication means (if any) are announced at the original meeting. However, if the adjournment lasts more than sixty (60) days or a new record date is set, a new notice must be provided.
Cumulative Voting
Pursuant to the NRS, the articles of incorporation of any corporation may provide for cumulative voting in the election of directors. The A&R Articles of Incorporation and the A&R Bylaws do not permit stockholders to cumulate their votes in the election of directors. The A&R Bylaws provide that, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the voting power of shares of our capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Restrictions on Beneficial Ownership
We are authorized to redeem, suspend rights of, or require the sale of shares of Common Stock or Preferred Stock if a stockholder, together with its Affiliates (as defined in the A&R Articles of Incorporation), would otherwise exceed twenty percent (20%) of the total voting power of our outstanding capital stock. In such instances, we may (i) redeem a sufficient number of shares to eliminate the excess, at a price equal to either a mutually agreed amount or, if no agreement is reached, seventy-five percent (75%) of fair market value if the holder is at fault for exceeding such percentage, or one hundred percent (100%) if not at fault, as determined in good faith by disinterested members of the board, (ii) suspend ownership rights causing the excess, or (iii) require the sale of the necessary number of shares, which the holder must promptly carry out. Notice of redemption shall be given in writing between fifteen (15) and thirty (30) days, or a shorter period as determined by the board of directors, prior to the redemption date, by first class mail, overnight courier, or electronic mail, specifying the redemption details. Upon surrender, the redemption price shall be paid, and if fewer than all shares represented by a certificate are redeemed, a new certificate shall be issued for the remainder. From the redemption date, unless we default on payment, all rights in the redeemed shares shall terminate, and such shares shall no longer be transferable or deemed outstanding. These provisions do not apply to us, our Affiliates, or Permitted Transferees (as defined in the A&R Articles of Incorporation), and we have no authority to redeem, suspend, or require the sale of any shares held by such parties, notwithstanding any contrary provision in the A&R Articles of Incorporation.
Corporate Opportunity Waiver
No Non-Employee Director (as defined in the A&R Articles of Incorporation) (including any Non-Employee Director who serves as an officer in both his or her director and officer capacities) or his or her affiliates shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which we or any of our affiliates engage or propose to engage or (ii) otherwise competing with us or any of our affiliates, and, to the fullest extent permitted by law, no such person shall be liable to us or our stockholders or to any of our affiliates for breach of any fiduciary duty solely by reason of the fact that such person engages in any such activities or did not communicate or offer such activities to us. However, we do not renounce our interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Strive.
Nevada “Combinations with Interested Stockholders” Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have opted out of these statutes in the A&R Articles of Incorporation until the Sunset Date.
Amendment of Articles of Incorporation
Amendments to the A&R Articles of Incorporation must first be approved by the board of directors and then submitted to the stockholders for approval, requiring the affirmative vote of holders of at least a majority of the outstanding shares. However, from and after the Sunset Date, the provisions contained in Articles Five through Twelve thereof may not be amended, repealed, or otherwise altered — including through the adoption of new provisions intended to override or circumvent them — unless such changes are approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding voting securities, voting together as a single class.
Amendment of Bylaws
Our board of directors holds the non-exclusive authority to adopt, amend, or repeal our bylaws, except as otherwise provided in the bylaws themselves. Stockholders entitled to vote also possess the power to amend, modify, repeal, or adopt new bylaw provisions at any annual or special meeting, provided advance notice of the proposed changes is given. Any stockholder-initiated amendments must either be approved by the board of directors or receive the affirmative vote of (i) a majority of the total voting power of all outstanding voting securities entitled to vote in the election of directors, voting as a single class, in the case of any such amendment prior to the Sunset Date, or (ii) sixty-six and two-thirds percent (66 2/3%) of such voting securities, voting as a single class, in the case of any such amendment on or after the Sunset Date
The provisions of Nevada law, the A&R Articles of Incorporation, and the A&R Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Outstanding Warrants
As of September 12, 2025, following the closing of the Merger and the PIPE Financing, we had outstanding 209,771,462 Pre-Funded Warrants, 555,259,256 Traditional Warrants, and 31,500 ASST Legacy Warrants (as defined below).
Pre-Funded Warrants
Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately on issuance and is exercisable until the Pre-Funded Warrant is exercised in full. The Pre-Funded Warrant includes customary anti-dilution adjustments.
Under the terms of the Pre-Funded Warrants, we may not effect the exercise of any such warrant, and a holder is not entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their Subscription Agreement, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.

We have agreed to make certain payments to the Subscribers as liquidated damages and not as a penalty upon failure to deliver shares of Class A Common Stock upon exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant.
Traditional Warrants
Each Traditional Warrant has an exercise price of $1.35 per share, is exercisable immediately upon issuance and until the Traditional Warrants expire on the first anniversary of the date on which a registration statement registering such warrants becomes effective. The Traditional Warrants include customary anti-dilution adjustments.
Under the terms of the Traditional Warrants, we may not effect the exercise of any such warrant, and a holder is not entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise and unless otherwise elected by such subscriber pursuant to their Subscription Agreement, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant.
We have agreed to make certain payments to the Subscribers as liquidated damages and not as a penalty upon failure to deliver shares of Class A Common Stock upon exercise of the Traditional Warrant in accordance with the terms of the Traditional Warrant.
ASST Legacy Warrants
In connection with certain private placements, pursuant to Asset Entities’ engagement letter agreement with Boustead Securities, LLC (“Boustead”), dated November 29, 2021, Asset Entities issued Boustead five-year warrants to purchase up to 10,500 shares of common stock in aggregate, with an exercise price of $31.25 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period of five years, and contain cashless exercise provisions.
Pursuant to the underwriting agreement, dated February 2, 2023, between Asset Entities and Boustead as the representative of the underwriters in Asset Entities’ initial public offering, on February 7, 2023, which was the commencement date of sales in Asset Entities’ initial public offering, Asset Entities issued a warrant to purchase 21,000 shares of common stock to Boustead at an exercise price of $31.25 per share (the “Representative Warrant”, and together with the Placement Agent Warrants, the “ASST Legacy Warrants”). The Representative Warrant is exercisable upon issuance, has a cashless exercise provision and will terminate on the fifth anniversary of the date of issuance. The Representative Warrant is not exercisable or convertible for more than five years from the commencement date of sales in the initial public offering. The Representative Warrant also provides for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative Warrant for a period not to exceed five years from the commencement of sales in the initial public offering.
Choice of Forum
The A&R Articles of Incorporation provide that the Eighth Judicial District Court of Clark County, Nevada be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative or that assets any claim or counterclaim: (a) brought in our name or right or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any of our current or former directors, officers, stockholders, employees, agents or fiduciaries or its stockholders, (c) for any internal action (as defined in NRS 78.046), including any action asserting a claim against us arising pursuant to any provision of NRS Chapters 78 or 92A, any provision of the A&R Articles of Incorporation or A&R Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of the A&R Articles of Incorporation or A&R Bylaws or (e) governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our A&R Articles of Incorporation further provide that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities, including, for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant, which person shall have the right to enforce this clause. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the above provisions of the A&R Articles of Incorporation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Listing
Our Class A Common Stock is listed on the NASDAQ Global Market under the trading symbol “ASST.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class A Common Stock is VStock Transfer, LLC.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares from time to time. The following description summarizes the general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The specific terms relating to any depositary shares that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific depositary shares offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable deposit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those depositary shares, as well as our amended and restated certificate of incorporation or any certificate of designation relating to the applicable series of Preferred Stock.
We may, at our option, elect to offer fractional interests in shares of a series of Preferred Stock as depositary shares, rather than full shares of Preferred Stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of Preferred Stock, as described in the related prospectus supplement.
Shares of any series of Preferred Stock represented by depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement between us and the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all of the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, conversion, exchange, redemption and liquidation rights, if any).
Depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of Preferred Stock as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue senior or subordinated debt securities under one or more indentures. The debt securities will constitute either our senior or subordinated debt. We will issue debt securities that will be senior debt under a senior debt indenture between us and a senior debt trustee, and we will issue debt securities that will be subordinated debt under a subordinated debt indenture between us and a subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indentures. The summary is not complete and is qualified in its entirety by the indentures which will be incorporated by reference as an exhibit to the registration statement for these securities. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt” and “—Covenants.” Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the maturity date;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	whether any collateral or other security will be pledged in respect of the debt securities;
•	the place where we will pay principal and interest;
•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	any United States federal income tax consequences;
•	the dates on which premium, if any, will be paid;
•	our right, if any, to defer payment interest and the maximum length of this deferral period;
•	any listing on a securities exchange;
•	the initial public offering price; and
•	other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as the principal of (and premium, if any) and interest on (i) all of our indebtedness for borrowed money, (ii) all of our obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all of our obligations in respect of letters of credit or bankers’ acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all of our obligations to pay the deferred purchase price of property or services, except trade payables, (v) all of our obligations as lessee under capital leases, (vi) all debt of others secured by a lien on any of our assets, (vii) all debt of others guaranteed by us, (viii) all of our redeemable shares valued at the greater of their voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (ix) all of our obligations under any currency agreements and interest rate agreements. “Senior indebtedness” does not include (i) any obligations that, when incurred, was without recourse, (ii) any other obligations that are specifically designated as not being senior in right of payment to the subordinated debt securities, and (iii) our redeemable shares.
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;
•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, we mean:
(i)
we default in the payment of principal of such debt securities when it becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise;

(ii)	we default in the payment of interest on such debt securities when it becomes due and payable and such default continues for a period of 30 days or more;
(iii)
we default in the performance of, or breach, any other covenant or agreement in the indenture with respect to such debt securities or in such debt securities (other than defaults specified in clause (i) or (ii) above) and such default or breach continues for a period of 30 days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of all outstanding debt securities affected thereby specifying such default or breach and requiring it to be remedied;

(iv)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or
(v)	any other Events of Default set forth in the prospectus supplement.
If an Event of Default (other than an Event of Default specified in clause (iv) above) with respect to any series of debt securities then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities may declare the entire principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an Event of Default under the indenture specified in clause (iv) above occurs and is continuing, then the principal amount of all outstanding debt securities (or such lesser amount as may be provided in the terms of the debt securities) and interest accrued thereon, if any, will become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to us and the trustee, may waive all defaults with respect to such debt securities and rescind and annul such declaration and its consequences if, at any time after the principal of any debt securities (or such lesser amount as may be provided in the terms of the debt securities) have been declared or become due and payable as a result of an Event of Default, and before any judgment or decree for the payment of the moneys due has been obtained or entered, we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest upon all such debt securities and the principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), with interest on such principal and interest, and such amount paid or deposited is sufficient to cover all amounts owing to the trustee, provided that all Events of Default under the indenture, other than the non-payment of the principal of the debt securities have been cured, waived or otherwise remedied.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to the trustee, may waive an existing default or Event of Default with respect to the debt securities of such series and its consequences, except a default in the payment of principal of or interest on any outstanding debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected.
A holder of debt securities cannot institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to such debt securities, (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities affected have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities affected have not given the trustee a direction that is inconsistent with such written request. This limitation does not apply to a holder’s ability to bring suit for the enforcement of any payment of principal of, or interest on, any of such holder’s debt securities on or after the due dates expressed on such debt securities.
The trustee is not under any obligation to exercise any of its rights or powers at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Subject to certain exceptions, the holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
If a default occurs and is continuing and if such default is known to the trustee, the trustee will give notice of such default to each holder of the debt securities affected within 90 days after such default, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee is protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
Each indenture may be amended or supplemented without notice to or the consent of any holder of debt securities in order to:
•	cure any ambiguity, defect or inconsistency; provided that such amendments or supplements do not materially and adversely affect the interests of the holders;
•	provide for the assumption of our obligations in the case of a merger or consolidation;
•	comply with any requirements of the SEC in connection with qualification of the indenture under the Trust Indenture Act;
•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture;
•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities;
•	provide for uncertificated or unregistered debt securities and make all appropriate changes for such purpose; and
•	make any change that does not materially and adversely affect the rights of any holder.
Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities affected by written notice to the trustee may waive future compliance by us with any provision of the indenture or such debt securities. However, no amendment or waiver may, without the consent of the holder of each outstanding debt security affected:
•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;
•	reduce the principal amount of such holder’s debt security or the rate of interest thereon (including any amount in respect of original issue discount);
•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities; and
•
reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by such an amendment.
Covenants
Consolidation, Merger or Sale of Assets
We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person unless either (x) we are the continuing person or (y) the person (if other than us) formed by such consolidation or into which we are merged or to which our properties and assets are sold, conveyed, transferred or leased is a person organized and validly existing under the laws of the United States or any jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets, the successor person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person had been named instead of us in the indenture and thereafter we, except in the case of a lease, are relieved of all obligations and covenants under the indenture and the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to a series of debt securities, when:
•	we have paid or caused to be paid the principal of and interest on such series of debt securities as and when such debt securities become due and payable;
•	we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated; or
•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee the entire amount in cash or

U.S. government obligations, maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay at maturity or upon redemption of all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption (a “Discharge”).
We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of apparently mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal of the debt securities and interest thereon, upon the original stated due dates (but not upon acceleration);
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of debt securities of such series as beneficiaries with respect to the property deposited with the trustee payable to all or any of them.
In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we have deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the indenture;
•
we have delivered to the trustee (i) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or a ruling directed to the trustee received from the U.S. Internal Revenue Service to the same effect as such opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

•
immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and
•
in the case of covenant defeasance, if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption has been duly given pursuant to the indenture.

Concerning Our Relationship with the Trustees
We and our subsidiaries may maintain ordinary banking relationships and credit facilities with the trustee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the warrants, debt securities, Preferred Stock and Common Stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Strive, the trustees, the warrant agents, the unit agents or any other agent of Strive, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities of or within any series to or through agents, underwriters, dealers, direct sales, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten, purchased or placed by each of them;
•	the public offering price of the securities and the proceeds to us;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	terms and conditions of the offering;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Agents
We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
Underwriters
We may sell securities to underwriters. If we use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Dealers
We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.
Direct Sales
We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.
Other Means of Distribution
Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4).
We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
With or without the involvement of agents, underwriters, dealers, direct sales, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer, direct sales or remarketing firm with respect to the auction or ordering system.
Derivative Transactions and Hedging
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
General Information
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is traded on the NASDAQ Global Market as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.
Any agents, underwriters, dealers, direct sales, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their business. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer, agent, remarketing firm or third party.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Davis Polk & Wardwell LLP, New York, New York and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.
EXPERTS
Strive, Inc. was formerly known as Asset Entities Inc. It changed its name to Strive, Inc. shortly after the Merger Closing. As a result of the Merger, Alpha Merger Sub, Inc. merged with and into Strive Enterprises, Inc. with Strive Enterprises, Inc. surviving such Merger as the surviving corporation and as a direct, wholly owned subsidiary of Asset Entities Inc. However, the management teams of those entities determined that Strive Enterprises, Inc. was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Boards’ Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Strive Enterprises, Inc. are considered under applicable SEC guidance to be the financial statements of the registrant. Certain historical information of Asset Entities Inc. is also included in this prospectus as noted below.
The consolidated financial statements of Strive, Inc. (formerly Strive Enterprises, Inc.) for the years ended December 31, 2024 and 2023, appearing in Strive, Inc.’s Current Report on Form 8-K dated September 12, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Asset Entities Inc. appearing in Asset Entities Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

1,283,904,392 Shares of Class A Common Stock

STRIVE, INC.
Class A Common Stock
PROSPECTUS SUPPLEMENT
October 10, 2025